EXHIBIT 10.3

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (the "Agreement") dated as of March 19, 2012, made by each of the Grantors referred to below, in favor of U.S. Bank National Association, a national banking association, in its capacity as agent for the Secured Parties referred to below (in such capacity, together with its successors and assigns in such capacity, if any, the "Agent").

W I T N E S S E T H:

WHEREAS, WMI Holdings Corp., a Washington corporation (the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors", and together with the Borrower and each other Person that executes a supplement hereto and becomes an "Additional Grantor" hereunder, each a "Grantor" and collectively, the "Grantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), and the Agent are parties to a Financing Agreement, dated as of March 19, 2012 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement");

WHEREAS, pursuant to the Financing Agreement, the Lenders have agreed to make certain term loans (each a "Loan" and collectively, the "Loans"), to the Borrower;

WHEREAS, it is a condition precedent to the Lenders making any Loan to the Borrower pursuant to the Financing Agreement that each Grantor shall have executed and delivered to the Agent a pledge to the Agent, for the benefit of the Secured Parties, and the grant to the Agent, for the benefit of the Secured Parties, of (a) a security interest in and Lien on the outstanding shares of Equity Interests (as defined in the Financing Agreement), subject to the terms and condition herein, and indebtedness from time to time owned by such Grantor of each Person now or hereafter existing and in which such Grantor has any interest at any time, and (b) a security interest in all other assets of such Grantor; and

WHEREAS, each Grantor has determined that the execution, delivery and performance of this Agreement directly benefit, and are in the best interest of, such Grantor, and the credit extended under the Financing Agreement will inure to the benefit of each Grantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make the Loans and to provide other financial accommodations to the Borrower  pursuant to the Financing Agreement, and the Agent to maintain such Loans pursuant to the Financing Agreement, the Grantors hereby jointly and severally agree with the Agent, for its benefit and the ratable benefit of the other Secured Parties, as follows:

SECTION 1. Definitions .

(a) Reference is hereby made to the Financing Agreement for a statement of the terms thereof.  All capitalized terms used in this Agreement and the recitals hereto which are defined in the Financing Agreement or in Article 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided that terms used herein which are defined in the Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Agent may otherwise determine in its sole discretion.

(b) The following terms shall have the respective meanings provided for in the Code:  "Accounts", "Account Debtor", "Cash Proceeds", "Chattel Paper", "Commercial Tort Claim", "Commodity Account", "Commodity Contracts", "Deposit Account", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Rights", "Noncash Proceeds", "Payment Intangibles", "Proceeds", "Promissory Notes", "Record", "Security Account", "Software", "Supporting Obligations" and "Tangible Chattel Paper".

(c) As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

"Additional Collateral" has the meaning specified therefor in Section 4(a)(i) hereof.

"Cash Management Account" means each bank account of each Grantor maintained at one or more Cash Management Banks listed on Schedule IV.

"Cash Management Agreement" means a control agreement, in form and substance reasonably satisfactory to the Required Lenders, by and among a Grantor, the Agent and a Cash Management Bank with respect to each Cash Management Account, pursuant to which such Cash Management Bank shall irrevocably agree, among other things, that (i) it will comply at any time with the instructions originated by the Agent (or its designee) to such bank or financial institution directing the disposition of cash, Cash Equivalents, Commodity Contracts, securities, Investment Property and other items from time to time credited to such Cash Management Account, without further consent of such Grantor, (ii) all cash, Cash Equivalents, Commodity Contracts, securities, Investment Property and other items of such Grantor deposited with such institution shall be subject to a perfected, first priority security interest in favor of the Agent (or its designee), (iii) any right of set off, banker's Lien or other similar Lien, security interest or encumbrance shall be fully waived as against the Agent (or its designee), and (iv) upon receipt of written notice from the Agent upon the occurrence of an Event of Default, such Cash Management Bank shall immediately send to the Agent (or its designee) by wire transfer (to such account as the Agent (or its designee) shall specify, or in such other manner as the Agent (or its designee) shall direct) all such cash, Cash Equivalents, the value of any Commodity Contracts, securities, Investment Property and other items held by it and shall agree to cease to comply with any directive or instruction by such Grantor.

"Cash Management Bank" has the meaning specified therefor in Section 6(h) hereof.

"Certificated Entities" has the meaning specified therefor in Section 5(l) hereof.

"Code" has the meaning specified therefor in Section 1(a) hereof.

"Collateral" has the meaning specified therefor in Section 2 hereof.

"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

"Copyright Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to use or sell any works covered by any Copyright (including, without limitation, all Copyright Licenses set forth in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)).

"Copyrights" means all domestic and foreign copyrights, whether registered or unregistered, including, without limitation, all copyright rights throughout the universe (whether now or hereafter arising) in any and all media (whether now or hereafter developed), in and to all original works of authorship fixed in any tangible medium of expression (including computer software and internet website content) now or hereafter owned, acquired, developed or used by any Grantor (including, without limitation, all copyrights described in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof.

"Current Value" has the meaning specified therefor in Section 6(l) hereof.

"Existing Issuer" has the meaning specified therefor in the definition of the term "Pledged Shares".

"Foreign Subsidiary" has the meaning specified therefor in Section 2 hereof.

"Insurance Assets" means Regulated Insurance Assets of an Insurance Subsidiary and Insurance Holdings.

"Intellectual Property" means all Copyrights, Patents, Trademarks and Other Intellectual Property.

"Licenses" means the Copyright Licenses, the Patent Licenses and the Trademark Licenses.

"Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt or similar agreement or instrument, in form and substance satisfactory to the Required Lenders, made by a Grantor in favor of the Agent for the benefit of the Agent and the ratable benefit of the Lenders, securing the Obligations and delivered to the Agent.

"New Facility" has the meaning specified therefor in Section 6(l) hereof.

"Other Intellectual Property" means all trade secrets, ideas, concepts, methods, techniques, processes, proprietary information, technology, know-how, formulae, rights of publicity and privacy and other general intangibles of like nature, now or hereafter acquired, owned, developed or used by any Grantor (including, without limitation, all Other Intellectual Property set forth in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)).

"Patent Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensee or licensor and providing for the grant of any right to manufacture, use or sell any invention covered by any Patent (including, without limitation, all Patent Licenses set forth in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)).

"Patents" means all domestic and foreign letters patent, design patents, utility patents, industrial designs and inventions, now existing or hereafter acquired (including, without limitation, all of those described in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office, or in any similar office or agency of the United States or any other country or any political subdivision thereof), and all reissues, divisions, continuations, continuations in part and extensions or renewals thereof.

"Perfection Requirement" has the meaning specified therefor in Section 5(i) hereof.

"Pledge Amendment" has the meaning specified therefor in Section 4(a)(ii) hereof.

"Pledged Debt" means the indebtedness described in Schedule VII hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) of the Grantors and all indebtedness from time to time owned or acquired by any Grantor, the Promissory Notes and other Instruments evidencing any or all of such indebtedness, and all interest, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

"Pledged Interests" means, collectively, (a) the Pledged Debt, (b) the Pledged Shares and (c) all security entitlements of any Grantor in any and all of the foregoing.

"Pledged Issuer" has the meaning specified therefor in the definition of the term "Pledged Shares".

"Pledged Shares" means (a) the shares of Equity Interests described in Schedule VIII hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, owned by the Grantors and issued by the Persons described in such Schedule VIII (the "Existing Issuers"), (b) the shares of Equity Interests at any time and from time to time acquired by a Grantor of any and all Persons now or hereafter existing (such Persons, together with the Existing Issuers, being hereinafter referred to collectively as the "Pledged Issuers" and each individually as a "Pledged Issuer"), whether or not evidenced or represented by any stock certificate, certificated security or other Instrument, and (c) the certificates representing such shares of Equity Interests, all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, Instruments, Investment Property, financial assets, securities, Equity Interests, stock options and Commodity Contracts, notes, debentures, bonds, Promissory Notes or other evidences of indebtedness and all other property (including, without limitation, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

"Runoff Assets Collateral" means "Collateral" under and as defined in the Runoff Assets Pledge and Security Agreement.

"Runoff Assets Pledge and Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, among the Borrower, as the Grantor, Wilmington Trust, National Association, as First Lien Trustee, Law Debenture Trust Company of New York, as Second Lien Trustee, the Agent, as Third Lien Agent, and Wilmington Trust, National Association, as Collateral Agent thereunder, as the same may be amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor.

"Secured Parties" means, collectively, the Agent and the Lenders.

"Secured Obligations" has the meaning specified therefor in Section 3 hereof.

"Trademark Licenses" means all licenses, contracts or other agreements, whether written or oral, naming any Grantor as licensor or licensee and providing for the grant of any right concerning any Trademark, together with any goodwill connected with and symbolized by any such trademark licenses, contracts or agreements and the right to prepare for sale or lease and sell or lease any and all Inventory now or hereafter owned by any Grantor and now or hereafter covered by such licenses (including, without limitation, all Trademark Licenses described in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)).

"Trademarks" means all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers and all general intangibles of like nature, now or hereafter owned, adopted, acquired or used by any Grantor (including, without limitation, all domestic and foreign trademarks, service marks, collective marks, certification marks, trade names, business names, d/b/a's, Internet domain names, trade styles, designs, logos and other source or business identifiers described in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof)), all applications, registrations and recordings thereof (including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof), and all reissues, extensions or renewals thereof, together with all goodwill of the business symbolized by such marks.

SECTION 2. Grant of Security Interest .  As collateral security for the payment, performance and observance of all of the Secured Obligations, each Grantor hereby pledges and assigns to the Agent (and its agents and designees), and grants to the Agent (and its agents and designees), for the benefit of the Secured Parties, a continuing security interest in, all personal property and Fixtures of such Grantor in which such Grantor has rights, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the following (all being collectively referred to herein as the "Collateral"):

(a) all Accounts;

(b) all Chattel Paper (whether tangible or electronic);

(c) the Commercial Tort Claims specified on Schedule VI (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof);

(d) all Deposit Accounts, all cash, and all other property from time to time deposited therein or otherwise credited thereto and the monies and property in the possession or under the control of the Agent or any Lender or any affiliate, representative, agent or correspondent of the Agent or any Lender;

(e) all Documents;

(f) all General Intangibles (including, without limitation, all Payment Intangibles, Intellectual Property and Licenses);

(g) all Goods, including, without limitation, all Equipment, Fixtures and Inventory;

(h) all Instruments (including, without limitation, Promissory Notes);

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Pledged Interests;

(l) all Supporting Obligations;

(m) all cash and cash equivalents;

(n) all other tangible and intangible personal property of such Grantor (whether or not subject to the Code), including, without limitation, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Grantor described in the preceding clauses of this Section 2 hereof (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Grantor in respect of any of the items listed above), and all books, correspondence, files and other Records, including, without limitation, all tapes, disks, cards, Software, data and computer programs in the possession or under the control of such Grantor or any other Person from time to time acting for such Grantor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this Section 2 hereof or are otherwise necessary or helpful in the collection or realization thereof; and

(o) all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral;

in each case howsoever such Grantor's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding anything herein to the contrary, the term "Collateral" shall not include (i) any Insurance Assets or Pledged Interests to the extent, but only for so long as, any insurance-related Governmental Authority does not permit such Insurance Assets or Pledged Interests to become "Collateral" hereunder, it being understood that "Collateral" shall include any such Insurance Assets or Pledged Interests (other than Runoff Assets Collateral to the extent set forth in clause (ii) of this paragraph) immediately upon any approval of such insurance-related Governmental Authority in accordance with Section 6.01(b) of the Financing Agreement, and (ii) Runoff Assets Collateral except as specifically set forth in the Runoff Assets Pledge and Security Agreement and the Intercreditor Agreement (as defined in the Runoff Assets Pledge and Security Agreement).

Notwithstanding anything herein to the contrary, the term "Collateral" shall not include in the case of a Subsidiary of such Grantor organized under the laws of a jurisdiction other than the United States, any of the states thereof or the District of Columbia (a "Foreign Subsidiary"), more than 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (i) would not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent and (ii) would not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding shares of Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) (it being understood and agreed that the Collateral shall include 100% of the issued and outstanding shares of Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) or other equity interest of such Foreign Subsidiary).

The Grantors agree that the pledge of the shares of Equity Interests of any Pledged Issuer who is a Foreign Subsidiary may be supplemented by one or more separate pledge agreements, deeds of pledge, share charges, or other similar agreements or instruments, executed and delivered by the relevant Grantors in favor of the Agent, which pledge agreements will provide for the pledge of such shares of Equity Interests in accordance with the laws of the applicable foreign jurisdiction.  With respect to such shares of Equity Interests, the Required Lenders may, at any time and from time to time, in their discretion, take, or request the Agent to take, actions in such foreign jurisdictions that will result in the perfection of the Lien created in such shares of Equity Interests, in each case, at the expense of the Grantors.

SECTION 3. Security for Secured Obligations .  The security interest created hereby in the Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Secured Obligations"):

(a) the prompt payment by each Grantor, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Financing Agreement and/or the other Loan Documents, including, without limitation, (i) all Obligations, (ii) in the case of a Guarantor, all amounts from time to time owing by such Guarantor in respect of its guaranty made pursuant to Article IX of the Financing Agreement or under any other Guaranty to which it is a party, including, without limitation, all obligations guaranteed by such Guarantor and (iii) all interest, fees, commissions, charges, expense reimbursements, indemnifications and all other amounts due or to become due under any Loan Document (including, without limitation, all interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts that accrue after the commencement of any Insolvency Proceeding of any Grantor, whether or not the payment of such interest, fees, commissions, charges, expense reimbursements, indemnifications and other amounts are unenforceable or are not allowable, in whole or in part, due to the existence of such Insolvency Proceeding); and

(b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Loan Documents.

SECTION 4. Delivery of the Pledged Interests.

(a) (i)  All Promissory Notes currently evidencing the Pledged Debt and all certificates currently representing the Pledged Shares shall be delivered to the Agent on or prior to the execution and delivery of this Agreement.  All other Promissory Notes, certificates and Instruments constituting Pledged Interests from time to time required to be pledged to the Agent pursuant to the terms of this Agreement or the Financing Agreement (the "Additional Collateral") shall be delivered to the Agent promptly upon, but in any event within ten (10) days of, receipt thereof by or on behalf of any of the Grantors.  All such Promissory Notes, certificates and Instruments shall be held by or on behalf of the Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in suitable form and substance reasonably satisfactory to the Required Lenders to perfect and preserve the security interests purported to be created hereby.  If any Pledged Interests consist of uncertificated securities, unless the immediately following sentence is applicable thereto, such Grantor shall cause the Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Agent  with respect to such securities without further consent by such Grantor.  If any Pledged Interests consist of security entitlements, such Grantor shall transfer such security entitlements to the Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Agent without further consent by such Grantor.

(ii) Within five (5) days of the receipt by a Grantor of any Additional Collateral, a Pledge Amendment, duly executed by such Grantor, in substantially the form of Exhibit A hereto (a "Pledge Amendment"), shall be delivered to the Agent, in respect of the Additional Collateral that must be pledged pursuant to this Agreement and the Financing Agreement.  The Pledge Amendment shall from and after delivery thereof constitute part of Schedules VII and VIII hereto.  Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all Promissory Notes, certificates or Instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Interests and such Grantor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 hereof with respect to such Additional Collateral.

(b) If any Grantor shall receive, by virtue of such Grantor's being or having been an owner of any Pledged Interests, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), Promissory Note or other Instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Interests, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by any such Grantor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, Instruments, Investment Property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, such Grantor shall receive such stock certificate, Promissory Note, Instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from such Grantor's other property and shall deliver it forthwith to the Agent, in the exact form received, with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 5. Representations and Warranties .  Each Grantor jointly and severally represents and warrants as follows:

(a) Schedule I hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of each Grantor, (ii) the jurisdiction of organization of each Grantor, (iii) the type of organization of each Grantor, (iv) the organizational identification number of each Grantor or states that no such organizational identification number exists, and (v) the federal employer identification number of each Grantor.

(b) All Equipment, Fixtures, Inventory and other Goods now existing are, and all Equipment, Fixtures, Inventory and other Goods hereafter existing will be, located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).  Each Grantor's places of business and chief executive office, the place where such Grantor keeps its Records concerning Accounts and all originals of all Chattel Paper, and each location where any Grantor has any Collateral are located at the addresses specified therefor in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).  None of the Accounts is evidenced by Promissory Notes or other Instruments.  Set forth in Schedule IV hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) is a complete and accurate list, of each Deposit Account, Securities Account and Commodities Account of each Grantor, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account.

(c) Each Grantor has delivered to the Agent true, complete and correct copies of each License described in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof), including all schedules and exhibits thereto, which represents all of the Licenses existing on the date of this Agreement.

(d) The Grantors own and control, or otherwise have the right to use, all Intellectual Property necessary for the operation of its business, without infringement, to their knowledge, upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) sets forth a complete and accurate list of all Intellectual Property and Licenses owned or used by each Grantor as of the date hereof.  All such Intellectual Property is subsisting and in full force and effect, has not been adjudged invalid or unenforceable, is valid and enforceable and has not been abandoned in whole or in part.  Except as set forth in Schedule II hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof), no such Intellectual Property is the subject of any licensing or franchising agreement.

(e) The Existing Issuers set forth in Schedule VIII (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) identified as a Subsidiary of a Grantor are each such Grantor's only Subsidiaries existing on the date hereof.  The Pledged Shares have been duly authorized and validly issued and, in the case of

Grantors that are corporations, are fully paid and nonassessable and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  Except as noted in Schedule VIII hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof), the Pledged Shares constitute 100% (or in the case of a Foreign Subsidiary, 65% of the voting issued shares) of the issued shares of Equity Interests of the Pledged Issuers as of the date hereof.  All other shares of Equity Interests constituting Pledged Interests will be duly authorized and validly issued and, in the case of entities that are corporations, fully paid and nonassessable.

(f) To the knowledge of the Grantors, the Promissory Notes currently evidencing the Pledged Debt have been, and all other Promissory Notes from time to time evidencing Pledged Debt, when executed and delivered, will have been, duly authorized, executed and delivered by the respective makers thereof, and, to the knowledge of the Grantors, all such Promissory Notes are or will be, as the case may be, legal, valid and binding obligations of such makers, enforceable against such makers in accordance with their respective terms, except as enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(g) The policies currently evidencing the Insurance Assets or any other Insurance Assets listed on Schedule IX hereto (as amended, supplemented or otherwise modified from time to time) have been, and all other policies from time to time evidencing Insurance Assets, when executed and delivered, will have been, duly authorized, executed and delivered by the parties thereto and all such policies or other Insurance Assets as may be relevant are or will be, as the case may be, legal, valid and binding obligations of each party thereto, enforceable against such makers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

(h) The Grantors are and will be at all times the sole and exclusive owners of, or otherwise have and will have adequate rights in, the Collateral free and clear of any Lien except for the Permitted Liens.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed to perfect or protect any Permitted Lien.

(i) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority (other than an insurance-related Governmental Authority) or any other Person, is required for (i) the grant by any Grantor of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Agent of any of its rights and remedies hereunder, except, in the case of this clause (ii), as may be required in connection with any sale of any Pledged Interests by laws affecting the offering and sale of securities generally.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person, is required for the perfection of the security interest purported to be created hereby in the Collateral, except (A) for the filing under the Uniform Commercial Code as in effect in the applicable jurisdiction of the financing statements described in Schedule V hereto (as amended, supplemented or otherwise modified from time to time), all of which financing statements have been duly filed and are in full force and effect, (B) with respect to the perfection of the security interest created hereby in the United

States Intellectual Property and Licenses, for the recording of the appropriate Assignment for Security, substantially in the form of Exhibit B hereto in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, (C) with respect to the perfection of the security interest created hereby in foreign Intellectual Property and Licenses, for registrations and filings in jurisdictions located outside of the United States and covering rights in such jurisdictions relating to such foreign Intellectual Property and Licenses, (D) with respect to any action that may be necessary to obtain control of Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, the taking of such actions, and (E) the Agent's having possession of all Documents, Chattel Paper, Instruments and cash constituting Collateral (subclauses (A), (B), (C), (D) and (E), each a "Perfection Requirement" and collectively, the "Perfection Requirements").

(j) This Agreement creates a legal, valid and enforceable security interest in favor of the Agent, for the benefit of the Secured Parties, in the Collateral secured thereby, as security for the Secured Obligations.  On the date hereof, the Perfection Requirements result in the perfection of such security interests.  Such security interests are, or in the case of Collateral in which any Grantor obtains rights after the date hereof, will be, perfected, first priority security interests, subject in priority only to the Permitted Liens that, pursuant to the definition of the term "Permitted Liens", are not prohibited from being prior to the Liens in favor of the Agent, for the benefit of the Secured Parties, and the recording of such instruments of assignment described above.  Such Perfection Requirements and all other action necessary or desirable to perfect and protect such security interest have been duly made or taken.

(k) As of the date hereof, no Grantor holds any Commercial Tort Claims in respect of which a claim has been filed in a court of law or a written notice by an attorney has been given to a potential defendant, except for such claims described in Schedule VI (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof).

(l) With respect to each Grantor and its Subsidiaries that is a partnership or a limited liability company, each such Person has irrevocably opted into (and has caused each of its Subsidiaries that is a partnership or a limited liability company, and a Pledged Issuer to opt into) Article 8 of the Uniform Commercial Code (collectively, the "Certificated Entities").  Such interests are securities for purposes of Article 8 of any relevant Uniform Commercial Code.

(m) Each Grantor has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property and assets material to its business, free and clear of all Liens, except Permitted Liens.  All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

SECTION 6. Covenants as to the Collateral .  So long as any of the Secured Obligations (whether or not due) shall remain unpaid or any Lender shall have any Commitment under the Financing Agreement, unless the Agent shall otherwise consent in writing upon direction of the Required Lenders:

(a) Further Assurances.   Each Grantor will (x) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Agent for the benefit of the Agent and the Lenders, at the time of the delivery of the financial statements of the Borrower and its Subsidiaries required by Section 6.01(a)(i) and (ii) of the Financing Agreement (in addition to any requirements hereunder to deliver a Pledge Amendment in respect of Additional Collateral), schedules identifying and describing any changes to the Collateral since the date of the last such schedules delivered to the Agent for the benefit of the Agent and the Lenders (and modify this Agreement by amending the Schedules hereto to include any Additional Collateral), and (y) take such action and execute, acknowledge and deliver such agreements, instruments or other documents as may be necessary from time to time or as the Required Lenders may reasonably request with respect to any Collateral or any Additional Collateral (including with respect to any Insurance Holdings and any Insurance Assets when otherwise required pursuant to the terms hereof) in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby in the relevant jurisdiction as necessary or advisable under applicable law; (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Agreement, including, without limitation:  (A) marking conspicuously all Chattel Paper, Instruments and Licenses beneficially owned by such Grantor and not held for sale or disposition in the ordinary course of such Grantor's business, and, at the request of the Agent, all of its Records pertaining to the Collateral with a conspicuous legend sufficient to indicate that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to the Agent such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance necessary to perfect and preserve the security interest purported to be created hereby or as the Required Lenders may reasonably request, (C) executing and filing (to the extent, if any, that such Grantor's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, delivery of all appropriate instruments granting a security interest, as may be necessary or desirable or that the Agent may request at the direction of the Required Lenders in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to the Agent irrevocable proxies in respect of the Pledged Interests, (F) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent  may reasonably request, all in reasonable detail, (G) if any Collateral with a book value in excess of $250,000 shall be in the possession of a third party (including, without limitation, any landlord by virtue of Collateral being located on such landlord's premises leased to a Grantor), notifying such Person of the Agent's security interest created hereby and using commercially reasonable efforts to obtain a written agreement, in form and substance satisfactory to the Required Lenders, waiving or subordinating any Liens of such Person in such Collateral, providing access to such Collateral in order to remove such Collateral from such premises during an Event of Default and acknowledging that such Person holds possession of the Collateral for the benefit of the Agent, (H) if at any time after the date hereof, any Grantor acquires or holds any Commercial Tort Claim, promptly notifying the Agent in a writing signed by such Grantor setting forth a brief description of such Commercial Tort Claim and granting to the Agent a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance reasonably satisfactory to the Required Lenders sufficient to perfect and preserve the security interest purported to be created hereby, and (I) taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.  No Grantor shall take or fail to take any action which would in any manner impair the validity or enforceability of the Agent's security interest in and Lien on any Collateral.

(b) Location of Equipment and Inventory.  Each Grantor will keep the Equipment and Inventory (other than Equipment and Inventory sold in the ordinary course of business at the locations specified in Schedule III hereto (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof) or, upon not less than thirty (30) days' prior written notice to the Agent accompanied by a new Schedule III hereto indicating each new location of the Equipment and Inventory, at such other locations in the United States as the Grantors may elect, provided that all action has been taken to (i) grant to the Agent a perfected, first priority security interest in such Equipment and Inventory (subject in priority only to Permitted Liens that, pursuant to the definition of the term "Permitted Liens", are not prohibited from being prior to the Liens in favor of the Agent, for the benefit of the Secured Parties) and (ii) comply with 6(a)(G), if applicable

(c) Condition of Equipment.  Each Grantor will maintain or cause the Equipment which is reasonably necessary or useful in the proper conduct of its business to be maintained and preserved in good condition, repair and working order as when acquired, ordinary wear and tear and casualty excepted, and will forthwith, or in the case of any loss or damage to any material Equipment promptly after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable, consistent with sound business practice.

(d) Insurance.  Each Grantor will, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Financing Agreement.  Each Grantor will deliver to the Agent (for delivery to the Lenders) original or duplicate insurance policies to the extent not previously delivered to the Agent.  Each Grantor will also, execute and deliver to the extent not previously delivered, loss payee endorsements or evidence of additional insured status naming the Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Required Lenders (to the extent not previously delivered).

(e) Provisions Concerning the Accounts and the Licenses.

(i) The Grantors shall, at its own expense, take all reasonable steps to enforce, collect and receive all amounts owing or to become due on the Accounts Receivable of the Grantors or any of their Subsidiaries and may settle, adjust or compromise the amount due in the ordinary course of business consistent with past practices.  After the occurrence and during the continuance of an Event of Default, the Agent (at the written direction of the Required Lenders) may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agent or its designee shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto and/or to enforce collection of any such Accounts Receivable, and/or to settle, adjust or compromise the amount or payment thereof.  After receipt by any Grantor of a notice from the Agent that the Agent has notified, intends to notify, or has enforced or intends to enforce a Grantor's rights against the Account Debtors or obligors under any Accounts Receivable as referred to in the immediately preceding sentence after the occurrence and during the continuance of an Event of Default, (A) all amounts and proceeds (including Instruments) received by such Grantor in respect of the Accounts Receivable shall be received in trust for the benefit of the Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Agent or its designated agent in the same form as so received (with any necessary endorsement) to be applied as specified in Section 9(d) hereof, and (B) such Grantor will not adjust, settle or compromise the amount or payment of any Account Receivable or extend the time of payment thereof, or release wholly or partly any Account Debtor or obligor thereof, or allow any allowance, credit or discount thereon.

(ii) Each Grantor hereby appoints the Agent or its designee on behalf of the Agent as the Grantors' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Grantor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Grantor's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Grantor to such address as the Agent or its designee may designate and to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full, all Commitments are terminated and all of the Loan Documents are terminated.

(iii) Nothing herein contained shall be construed to constitute the Agent as agent of any Grantor for any purpose whatsoever, and the Agent and Secured Parties shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  The Agent and Secured Parties shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction).  The Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Agent and shall not be responsible in any way for the performance by any Grantor of any of the terms and conditions thereof.

(iv) Upon the occurrence and during the continuance of any material breach or default under any material License by any party thereto other than a Grantor, (A) the relevant Grantor will, promptly after obtaining knowledge thereof, give the Agent written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, and (B) after the occurrence and during the continuance of an Event of Default, each Grantor will, upon written instructions from the Agent (at the written direction of the Required Lenders and at such Grantor's expense, take such action as the Agent may deem necessary or advisable in respect thereof.

(f) Provisions Concerning the Pledged Interests.  Each Grantor will:

(i) not make or consent to any amendment or other modification or waiver with respect to any Pledged Interests or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents; and

(ii) not permit the issuance of (A) any additional shares of any class of Equity Interests of any Pledged Issuer unless pledged to the Agent hereunder, (B) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of Equity Interests or (C) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of Equity Interests.

(g) Intellectual Property.

(i) If applicable, each Grantor has duly executed and delivered the applicable Assignment for Security in the form attached hereto as Exhibit B.  Each Grantor (either itself or through licensees) will, and will cause each licensee thereof to, take all reasonable action necessary to maintain all of the Intellectual Property that is necessary for the conduct of such Grantor's business in full force and effect, including, without limitation, using the proper statutory notices and markings and using the Trademarks on each applicable trademark class of goods in order to so maintain the Trademarks in full force, free from any claim of abandonment for non-use, and no Grantor will (nor permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Intellectual Property may become invalidated.

(ii) Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, no Grantor shall have an obligation to use or to maintain any Intellectual Property (A) that relates solely to any product or work, that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with Intellectual Property substantially similar to the Intellectual Property that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such replacement Intellectual Property is subject to the Lien created by this Agreement or (C) that is substantially the same as any other Intellectual Property that is in full force, so long as the failure to use or maintain such Intellectual Property does not materially adversely affect the validity of such replacement Intellectual Property and so long as such other Intellectual Property is subject to the Lien and security interest created by this Agreement.

(iii) Each Grantor will cause to be taken all reasonably necessary steps in any proceeding before the United States Patent and Trademark Office and the United States Copyright Office or any similar office or agency in any other country or political subdivision thereof to maintain each registration of the Intellectual Property (other than Intellectual Property not necessary for the conduct of such Grantor's business described in clause (ii) above), including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and payment of maintenance fees, filing fees, taxes or other governmental fees.  If any Intellectual Property (other than the Intellectual Property not necessary for the conduct of such Grantor's business as described in (ii) above) is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors shall (x) upon obtaining knowledge of such infringement, misappropriation, dilution or other violation, promptly notify the Agent and (y) to the extent the Grantors shall deem appropriate under the circumstances, promptly sue for infringement, misappropriation, dilution or other violation, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation, dilution or other violation, or take such other actions as the Grantors shall deem appropriate under the circumstances to protect such Intellectual Property.

(iv) Upon the acquisition of any Intellectual Property or License by any Grantor, such Grantor shall promptly, but in any event not later than 30 days after the acquisition thereof, furnish to the Agent notice of the acquisition of such Intellectual Property or License and shall within 30 days thereafter take such actions as are required or advisable to perfect the Agent's lien in such property.  Notwithstanding anything herein to the contrary, no failure on the part of a prior owner of any Intellectual Property or License acquired by any Grantor to comply with the covenants imposed on the Grantors under Section 6(g) of this Agreement will be attributed to or otherwise deemed a breach of those covenants by any Grantor acquiring such Intellectual Property or License.

(v) Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, no Grantor may abandon or otherwise permit any material Intellectual Property to become invalid without the prior written consent of the Agent, and if any material Intellectual Property is infringed, misappropriated, diluted or otherwise violated in any material respect by a third party, the Grantors will take such action as the Agent (at the direction of the Required Lenders) shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.  Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property and/or bring suit in the name of any Grantor, the Agent or the Secured Parties to enforce the Intellectual Property and any License thereunder.  In the event of such suit, each Grantor shall, at the reasonable request of the Agent (at the direction of the Required Lenders), do any and all lawful acts and execute any and all documents requested by the Agent (at the direction of the Required Lenders) in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent in the exercise of its rights under this Section 6(g)(vi) in accordance with Section 10.04 of the Financing Agreement.

(vi) In the event that any Grantor shall (A) obtain rights to any new Trademarks necessary for the operation of its business, or any reissue, renewal or extension of any existing Trademark necessary for the operation of its business, (B) obtain rights to or develop any new patentable inventions, or become entitled to the benefit of any Patent, or any reissue, division, continuation, renewal, extension or continuation-in-part of any existing Patent or any improvement thereof (whether pursuant to any license or otherwise), (C) obtain rights to or develop any new works protectable by Copyright, or become entitled to the benefit of any rights with respect to any Copyright or any registration or application therefor, or any renewal or extension of any existing Copyright or any registration or application therefor, or (D) obtain rights to or develop new Other Intellectual Property, the provisions of Section 2 hereof shall automatically apply thereto and such Grantor shall give to the Agent prompt notice thereof in accordance with the terms of this Agreement and the Financing Agreement.  Except as otherwise provided herein or in the Financing Agreement each Grantor, either itself or through any agent, employee, licensee or designee, shall give the Agent written notice of each application submitted by it for the registration of any Trademark or Copyright or the issuance of any Patent with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, or in any similar office or agency of the United States or any country or any political subdivision thereof.

(vii) Each Grantor shall execute, authenticate and deliver any and all assignments, agreements, instruments, documents and papers as the Agent (at the direction of the Required Lenders) may reasonably request to evidence the Agent's security interest hereunder in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Agent its attorney-in-fact to execute and/or authenticate and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed, and such power (being coupled with an interest) shall be irrevocable until the date on which all of the Secured Obligations have been paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents.

(h) Deposit, Commodities and Securities Accounts.  (i)  Each Grantor shall (x) establish and maintain cash management services of a type and on terms reasonably satisfactory to the Required Lenders at one or more of the banks reasonably acceptable to the Required Lenders set forth on Schedule IV (each a "Cash Management Bank") and (y) deposit or cause to be deposited promptly, and in any event no later than the next Business Day after the date of receipt thereof, all proceeds in respect of any Collateral, all Collections (of a nature susceptible to a deposit in a bank account) and all other amounts received by any Grantor (including payments made by Account Debtors directly to any Grantor) into a Cash Management Account; (ii) On or prior to the Effective Date, the Grantors shall, with respect to each Cash Management Account, deliver to the Agent a Cash Management Agreement with respect to such Cash Management Account.  From and after the Effective Date, the Grantors shall not maintain, and shall not permit any of their Subsidiaries to maintain, cash, Cash Equivalents or other amounts in any Deposit Account or Securities Account, unless the Agent shall have received a Cash Management Agreement in respect of each such Deposit Account or Securities Account; (iii) Upon the terms and subject to the conditions set forth in a Cash Management Agreement with respect to a Cash Management Account, upon the direction of the Agent upon an Event of Default having occurred and continuing, all amounts received in such Cash Management Account shall be wired each Business Day into the Agent's Account; (iv) Any such securities, cash, investments and other items so received by the Agent shall be held as additional Collateral for the Secured Obligations or applied in accordance with Section 9 hereof; (v) So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule IV to add or replace a Cash Management Bank or Cash Management Account; provided, however, that prior to the time of the opening of such Cash Management Account, each Grantor and such prospective Cash Management Bank shall have executed and delivered to the Agent a Cash Management Agreement; (vi) Each Grantor shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from the Agent that the creditworthiness of any Cash Management Bank is no longer acceptable to the Required Lenders, or that the operating performance, funds transfer, or availability procedures or performance of such Cash Management Bank with respect to Cash Management Accounts or the Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in the respective Lender's and Agent's reasonable judgment; (vii) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which the Grantors are hereby deemed to have granted a Lien to the Agent for the benefit of the Agent and the Lenders; and (viii) All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by any Grantor from any of its Account Debtors, as proceeds from Accounts of such Grantor or as proceeds of any other Collateral shall be held by such Grantor in trust for the Agent and the Lenders and if of a nature susceptible to a deposit in a bank account, upon receipt be deposited by such Grantor in original form and no later than the next Business Day after receipt thereof into a Cash Management Account or other bank account referenced in the definition of Cash Management Accounts as excluded from the scope thereof.  Each Grantor shall not commingle such collections with the proceeds of any assets, if any, not included in the Collateral.  No checks, drafts or other instrument received by the Agent shall constitute final payment to the  Agent unless and until such instruments have actually been collected.

(i) Control.  Each Grantor hereby agrees to take any or all action that may be necessary or desirable or that the Agent may request in order for the Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106, and 9-107 of the Code with respect to the following Collateral:  (i) Deposit Accounts, (ii) Electronic Chattel Paper, (iii) Investment Property and (iv) Letter-of-Credit Rights.  Each Grantor hereby acknowledges and agrees that any agent or designee of the Agent shall be deemed to be a "secured party" with respect to the Collateral under the control of such agent or designee for all purposes.

(j) Records; Inspection and Reporting.

(i) Each Grantor shall keep adequate records concerning the Accounts, Chattel Paper and Pledged Interests.  Each Grantor shall permit the Agent, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate, upon reasonable advance notice, at the expense of the Grantors (provided that so long as no Event of Default shall have occurred and be continuing, the Grantors shall pay for only (I) one examination described in the following clause (A) per year, (II) one visit and inspection described in the following clause (B) per year, (III) one verification described in the following clause (C) per year, (IV) one audit, physical count, appraisal, valuation or examination described in the following clause (D) per year, and (V) one discussion described in the following clause (E) per year): (A) to examine and make copies of and abstracts from such Grantor's books and records, (B) to visit and inspect its properties, (C) to verify materials, leases, notes, Accounts, Inventory and other assets of such Grantor from time to time, (D) to conduct audits, physical counts, appraisals and/or valuations, or examinations at the locations of such Grantor and (E) to discuss such Grantor's affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, each Grantor hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Agent in accordance with this Section 6(j).

(ii) Except as otherwise expressly permitted by Section 6.02(j) of the Financing Agreement, no Grantor shall, without prior written notice to the Agent and the Lenders, amend, modify or otherwise change (A) its name, organizational identification number or FEIN (B) its jurisdiction of organization as set forth in Schedule I hereto or (C) its chief executive office as set forth in Schedule III hereto.  Each Grantor shall promptly notify the Agent upon obtaining an organizational identification number, if on the date hereof such Grantor did not have such identification number.

(iii) The Borrowers acknowledge that pursuant to this Section 6(j), representatives of the Lenders and the Agent may visit any or all of the Grantors and/or conduct an inspection, including audits, valuations, assessments, appraisals, and/or examinations of any or all of the Grantors at any time and from time to time provided, however, that so long as no Event of Default shall have occurred and be continuing, the Borrower shall pay for only one such inspection per year.  The Borrower agrees to pay (i) out-of-pocket costs and reasonable expenses incurred in connection with all such visits, inspections, audits, physical counts, valuations, assessments, appraisals,  and/or examinations and (ii) the cost of all visits, inspections, audits, physical counts, valuations, assessments, appraisals, and/or examinations conducted by a third party on behalf of the Agent and/or the Lenders.

(k) Partnership and Limited Liability Company Interest.  Except with respect to partnership interests and membership interests evidenced by a certificate, which certificate has been pledged and delivered to the Agent pursuant to Section 4 hereof, no Grantor that is a partnership or a limited liability company shall, nor shall any Grantor with any Subsidiary that is a partnership or a limited liability company, permit such partnership interests or membership interests to (i) be dealt in or traded on securities exchanges or in securities markets, (ii) become a security for purposes of Article 8 of any relevant Uniform Commercial Code, (iii) become an investment company security within the meaning of Section 8-103 of any relevant Uniform Commercial Code or (iv) be evidenced by a certificate.  Each Grantor agrees that such partnership interests or membership interests shall constitute General Intangibles.

(l) After-Acquired Real Property.  Upon the acquisition by any Grantor after the date hereof of any fee interest in any real property (wherever located) (each such interest being a "New Facility"), or leasehold interest in any real property, such Grantor shall promptly  notify the Agent and the Lenders thereof, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Grantor's good-faith estimate of the current value of such real property (for purposes of this Section, the "Current Value"). Upon the acquisition by any Grantor after the date hereof of any interest in any (i) New Facility with a Current Value in excess of $250,000 individually, or $1,000,000 in the aggregate, such Grantor shall deliver a Mortgage (and, with respect to any New Facility with a Current Value of $2,500,000  or more (or, with respect to the delivery of title insurance, $1,000,000 or more)) at the time of such acquisition,  any other real property deliverables (including, without limitation, appraisals, title insurance and a Phase 1 report) in favor of the Agent for the benefit of the Secured Parties, in each case in form  reasonably acceptable to the Required Lenders with respect to such New Facility and (ii) any leasehold interest in a property at which Collateral with a value of $50,000 or more is located, such Grantor shall use its commercially reasonable efforts to provide a landlord’s waiver, in form reasonably acceptable to the Required Lenders, with respect to such leasehold interest.  The Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all customary title insurance charges and premiums, in connection with each Grantor's obligations under this Section 6(l).  It is understood by the parties hereto that no leasehold mortgages shall be requested with respect to any interest in real property  consisting of office space so long as a landlord waiver in a form reasonably acceptable to the Required Lenders has been obtained with respect to such real property.

(m) Validity of Security Documents.  Each Security Agreement, each Mortgage or each other security document, after delivery thereof pursuant hereto, shall at all times continue to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Agent and the Lenders on any Collateral purported to be covered thereby.

SECTION 7. Voting Rights, Dividends, Etc. in Respect of the Pledged Interests.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) each Grantor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or the Financing Agreement; provided, however, that (A) none of the Grantors will exercise or refrain from exercising any such right, as the case may be, that could reasonably be expected to have a Material Adverse Effect and (B) each Grantor will give the Agent at least five (5) Business Days' notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right which could reasonably be expected to have a Material Adverse Effect;

(ii) each of the Grantors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent permitted by the Financing Agreement and subject to Section 4(b) hereof; and

(iii) the Agent will (at the direction of the Required Lenders) execute and deliver (or cause to be executed and delivered) to a Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section

7(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 7(a)(ii) hereof.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii) the Agent is authorized to notify each debtor with respect to the Pledged Debt to make payment directly to the Agent (or its designee) and may collect any and all moneys due or to become due to any Grantor in respect of the Pledged Debt, and each of the Grantors hereby authorizes each such debtor to make such payment directly to the Agent (or its designee) without any duty of inquiry;

(iii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Interests, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iv) all dividends, distributions, interest and other payments that are received by any of the Grantors contrary to the provisions of Section 7(b)(i) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantors, and shall be forthwith paid over to the Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Interests and as further collateral security for the Secured Obligations.

SECTION 8. Additional Provisions Concerning the Collateral .

(a) To the maximum extent permitted by applicable law, and for the purpose of taking any action that the Agent and/or the Required Lenders may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, each Grantor hereby (i) authorizes the Agent to execute any such agreements, instruments or other documents in such Grantor's name and to file such agreements, instruments or other documents in such Grantor's name and in any appropriate filing office, (ii) authorizes the Agent at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as "all assets" or "all personal property" (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as the Agent may determine, regardless of whether any particular asset of such Grantor falls within the scope of Article 9 of the Uniform Commercial Code, and (B) contain any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor) and (iii) ratifies such authorization to the extent that the Agent has filed any such financing statements, continuation statements, or amendments thereto, prior to the date hereof.  A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b) Each Grantor hereby irrevocably appoints the Agent as its attorney-in-fact and proxy, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, effective upon the occurrence and during the continuance of an Event of Default (other than as to clause (vi) below which appointment is effective whether or not an Event of Default has occurred or is continuing), to take any action and to execute any instrument that the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of a Grantor under Section 6 hereof and Section 7(a) hereof), (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper in connection with clause (i) or (ii) above, (iii) to receive, indorse and collect all Instruments made payable to such Grantor representing any dividend, interest payment or other distribution in respect of any Pledged Interests and to give full discharge for the same, (iv) to file any claims or take any action or institute any proceedings which the Required Lenders may  deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of the Agent and the Lenders with respect to any Collateral, (v) to execute assignments, licenses and other documents to enforce the rights of the Agent and the Lenders with respect to any Collateral, (vi) to pay or discharge taxes or Liens levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Required Lenders in their discretion, and such payments made by the Agent to become Obligations of such Grantor to the Agent, due and payable immediately without demand, and (vii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts, Chattel Paper and other documents relating to the Collateral.  This power is coupled with an interest and is irrevocable until the date on which all of the Secured Obligations have been paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents.

(c) For the purpose of enabling the Agent to exercise rights and remedies hereunder upon the occurrence and during the continuance of an Event of Default, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (i) grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, assign, license or sublicense any Intellectual Property now or hereafter owned by any Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof; and (ii) assigns to the Agent, to the extent assignable, all of its rights to any Intellectual Property now or hereafter licensed or used by any Grantor.  Notwithstanding anything contained herein to the contrary, but subject to any provisions of the Financing Agreement that limit or condition the right of a Grantor to dispose of its property and Section 6(g) hereof, so long as no Event of Default shall have occurred and be continuing, each Grantor may exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of its business.  In furtherance of the foregoing, unless an Event of Default shall have occurred and be continuing, the Agent shall from time to time, upon the request of a Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which such Grantor shall have certified are appropriate (in such Grantor's judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to this clause (c) as to any Intellectual Property).  Further, upon the date on which all of the Secured Obligations have been paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents, the Agent (subject to Section 13(e) hereof) shall release and reassign to the Grantors all of the Agent's right, title and interest in and to the Intellectual Property, and the Licenses, all without recourse, representation or warranty whatsoever and at the Grantors' sole expense.  The exercise of rights and remedies hereunder by the Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by any Grantor in accordance with the second sentence of this clause (c).  Each Grantor hereby releases the Agent from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Agent under the powers of attorney granted herein other than actions taken or omitted to be taken through the Agent's gross negligence or willful misconduct, as determined by a final determination of a court of competent jurisdiction.

(d) Upon the occurrence and during the continuance of a Default if any Grantor fails to perform any agreement or obligation contained herein the Agent may itself perform, or cause performance of, such agreement or obligation, in the name of such Grantor or the Agent, and the expenses of the Agent incurred in connection with such performance shall be jointly and severally payable by the Grantors pursuant to Section 10.04 of the Financing Agreement and shall be secured by the Collateral.

(e) The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Other than the exercise of reasonable care to assure the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct).  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters.  The

Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

(f) Anything herein to the contrary notwithstanding (i) each Grantor shall remain liable under the Licenses and otherwise in respect of the Collateral to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release any Grantor from any of its obligations under the Licenses or otherwise in respect of the Collateral, and (iii) the Agent shall not have any obligation or liability by reason of this Agreement under the Licenses or otherwise in respect of the Collateral, nor shall the Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(g) Upon the occurrence and during the continuance of a Default or an Event of Default, the Agent may at any time in its discretion (i) without notice to any Grantor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Interests, subject only to the revocable rights of such Grantor under Section 7(a) hereof, and (ii) exchange certificates or Instruments constituting Pledged Interests for certificates or Instruments of smaller or larger denominations.

SECTION 9. Remedies Upon Default .  If any Event of Default shall have occurred and be continuing:

(a) The Agent may exercise in respect of the Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) take absolute control of the Collateral, including, without limitation, transfer into the Agent's name or into the name of its nominee or nominees (to the extent the Agent has not theretofore done so) and thereafter receive, for the benefit of the Agent and the Lenders, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent that is reasonably convenient to both parties, and the Agent may enter into and occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is located or assembled for a reasonable period in order to effectuate the Agent's rights and remedies hereunder or under law, without obligation to any Grantor in respect of such occupation, and (iii) without notice except as specified below and without any obligation to prepare or process the Collateral for sale, (A) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices, at any exchange or broker's board or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may  deem commercially reasonable and/or (B) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as the Agent may  deem commercially reasonable.  The Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Collateral or any part thereof payable by such person at such sale.  Each Grantor agrees that, to the extent notice of sale or any other disposition of the Collateral shall be required by law, at least five (5) days' prior notice to the applicable Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Collateral is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against the Agent and the Lenders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree, and waives all rights that such Grantor may have to require that all or any part of the Collateral be marshaled upon any sale (public or private) thereof.  Each Grantor hereby acknowledges that (i) any such sale of the Collateral by the Agent shall be made without warranty, (ii) the Agent may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, (iii) the Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness), if permitted by law, for the purchase, lease, license or other disposition of the Collateral or any portion thereof for the account of the Agent (on behalf of itself and the Lenders) and (iv) such actions set forth in clauses (i), (ii) and (iii) above shall not adversely affect the commercial reasonableness of any such sale of the Collateral.  In addition to the foregoing, (i) upon written notice to any Grantor from the Agent, each Grantor shall cease any use of the Intellectual Property or any trademark, patent or copyright similar thereto for any purpose described in such notice; (ii) the Agent may, at any time and from time to time, upon ten (10) days' prior notice to any Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any of the Intellectual Property, throughout the universe for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (iii) the Agent may, at any time, pursuant to the authority granted in Section 8 hereof (such authority being effective upon the occurrence and during the continuance of an Event of Default), execute and deliver on behalf of a Grantor, one or more instruments of assignment of the Intellectual Property (or any application or registration thereof), in form suitable for filing, recording or registration in any country.

(b) In the event that the Agent determines to exercise its right to sell all or any part of the Pledged Interests pursuant to Section 9(a) hereof, each Grantor will, at such Grantor's expense and upon request by the Agent:  (i) to the extent an exemption from applicable registration requirements is unavailable, execute and deliver, and cause each issuer of such Pledged Interests and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Pledged Interests under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent , are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, (ii) to the extent an exemption from applicable registration requirements is unavailable, cause each issuer of such Pledged Interests to qualify such Pledged Interests under the state securities or "Blue Sky" laws of each jurisdiction, and to obtain all necessary governmental approvals for the sale of the Pledged Interests, as requested by the Agent, (iii) cause each Pledged Issuer to make available to its securityholders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act, and (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledged Interests valid and binding and in compliance with applicable law.  Each Grantor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Agent by reason of the failure by any Grantor to perform any of the covenants contained in this Section 9(b) and, consequently, agrees that, if any Grantor fails to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Interests on the date the Agent demands compliance with this Section 9(b); provided, however, that the payment of such amount shall not release any Grantor from any of its obligations under any of the other Loan Documents.

(c) Notwithstanding the provisions of Section 9(b) hereof, each Grantor recognizes that the Agent may  deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any other securities constituting Pledged Interests and that the Agent may , therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act.  Each Grantor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a "public disposition" for the purposes of Section 9-610(c) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

(d) Any cash held by or for the benefit of the Agent (or its agent or designee) as Collateral and all Cash Proceeds received by the Agent (or its agent or designee) in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent (or its agent or designee) as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10.04 of the Financing Agreement) in whole or in part by the Agent against, all or any part of the Secured Obligations in such order as the Agent  shall elect, consistent with the provisions of the Financing Agreement.  Any surplus of such cash or Cash Proceeds held by the Agent (or its agent or designee) and remaining after the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment, and each of the Loan Documents, shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(e) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent and the Lenders are legally entitled, the Grantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Loan Document for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Agent to collect such deficiency.

(f) Each Grantor hereby acknowledges that if the Agent complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(g) The Agent shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Agent's rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that any Grantor lawfully may, such Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

(h) Upon the occurrence and during the continuance of any Default or Event of Default, the Agent or its designee may at any time and from time to time employ and maintain on the premises of any Grantor a custodian selected by the Agent or its designee who shall have full authority to do all acts necessary to protect the Agent's and the Lenders' interests.  Each Grantor hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Agent or its designee may reasonably request to preserve the Collateral.  All costs and expenses incurred by the Agent or its designee by reason of the employment of the custodian shall be the responsibility of the Borrower and shall be payable on demand and shall be subject to and encompassed by Section 10.04 of the Financing Agreement.

(i) Grant of Intellectual Property License.  For the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the

Intellectual Property owned or hereafter acquired by such Grantor, wherever the same may be located, and all customer lists, formulae and other Records of any Grantor relating to the distribution of products and services in connection with which any of such Intellectual Property is used.  Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

SECTION 10. Notices, Etc.   All notices and other communications provided for hereunder shall be given in accordance with the notice provision of the Financing Agreement.

SECTION 11. Security Interest Absolute; Joint and Several Obligations .

(a) All rights of the Secured Parties, all Liens and all obligations of each of the Grantors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Financing Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Financing Agreement or any other Loan Document, (iii) any exchange or release of, or non-perfection of any Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations, or (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Grantors in respect of the Secured Obligations.  All authorizations and agencies contained herein with respect to any of the Collateral are irrevocable and powers coupled with an interest.

(b) Each Grantor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by any Borrower, (iii) notice of any actions taken by the Agent, any Lender, any Guarantor or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving such Grantor of any such Grantor's obligations hereunder and (v) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against any Grantor or any other Person or any collateral.

(c) All of the obligations of the Grantors hereunder are joint and several.  The Agent may, in its sole and absolute discretion, enforce the provisions hereof against any of the Grantors and shall not be required to proceed against all Grantors jointly or seek payment from the Grantors ratably.  In addition, the Agent may , in its sole and absolute discretion, select the Collateral of any one or more of the Grantors for sale or application to the Secured Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Grantors.  The release or discharge of any Grantor by the Agent shall not release or discharge any other Grantor from the obligations of such Person hereunder.

SECTION 12. Agent .  In case of the pendency of any proceeding under the Bankruptcy Code or any other judicial proceeding relative to any Grantor, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Agent and the Lenders (including any claim for the compensation, expenses, disbursements and advances of the Agent and the Lenders and their respective agents and counsel and all other amounts due the Agent and the Lenders hereunder and under the other Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Agent and each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Agents and the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent hereunder and under the other Loan Documents.

SECTION 13. Miscellaneous .

(a) No amendment of any provision of this Agreement (including any Schedule attached hereto) shall be effective unless it is in writing and signed by each Grantor effected thereby and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Secured Parties to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of the Secured Parties provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.  The rights of the Secured Parties under any Loan Document against any party thereto are not conditional or contingent on any attempt by such Person to exercise any of its rights under any other Loan Document against such party or against any other Person, including but not limited to, any Grantor.

(c) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to paragraph (e) below, until the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment, and each of the Loan Documents and (ii) be binding on each Grantor all other Persons who become bound as debtor to this Agreement in accordance with Section 9-203(d) of the Code, and shall inure, together with all rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns.  Without limiting the generality of clause (ii) of the immediately preceding sentence, the Secured Parties may assign or otherwise transfer their respective rights and obligations under this Agreement and any other Loan Document to any other Person pursuant to the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Secured herein or otherwise.  Upon any such assignment or transfer, all references in this Agreement to any Secured Party shall mean the assignee of any such Secured Party.  None of the rights or obligations of any Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent , and any such assignment or transfer shall be null and void.

(d) Upon the date on which all of the Secured Obligations have been indefeasibly paid in full in cash after the termination of each Lender's Commitment and each of the Loan Documents, (i) subject to paragraph (e) below, this Agreement and the security interests and licenses created hereby shall terminate and all rights to the Collateral shall revert to the Grantors and (ii) the Agent will, upon the Grantors' request and at the Grantors' expense, without any representation, warranty or recourse whatsoever, (A) return to the Grantors (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct) such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and (B) execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

(e) This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor, and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-IX attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-IX, respectively, hereto, and the Agent may attach such Schedules as supplements to such Schedules, and each reference to such Schedules shall mean and be a reference to such Schedules, as supplemented pursuant hereto.

(g) THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY AND PERFECTION OR THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST CREATED HEREBY, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(h) In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.10 and 10.11 of the Financing Agreement, mutatis mutandis.

(i) Each Grantor irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding with respect to this Agreement any special, exemplary, punitive or consequential damages.

(j) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(l) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

(m) For purposes of this Agreement, all references to Schedule I-IX attached hereto shall be deemed to refer to each such Schedule as updated from time to time in accordance with the terms of this Agreement.

SECTION 14.  Authority of the Agent .  Each Grantor acknowledges that the rights and powers of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Financing Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each of the Grantors, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 15.  Authority Subject to Financing Agreement .  U.S. Bank  National Association has been appointed the Agent hereunder pursuant to Article VIII of the Financing  Agreement.  Notwithstanding anything to the contrary herein, it is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Financing Agreement and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions and protections contained in the Financing Agreement (including, without limitation, Section 8.03 thereof).  Any successor Agent appointed in accordance with Section 8.07 of the Financing Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

GRANTORS:
WMI HOLDINGS CORP.

By:	/s/
Name:
Title:

WMI INVESTMENT CORP.

By:	/s/
Name:
Title:

SCHEDULE I

LEGAL NAMES; ORGANIZATIONAL IDENTIFICATION NUMBERS; JURISDICTIONS OF ORGANIZATION; FEDERAL EMPLOYER IDENTIFICATION NUMBER

Sched. I-1

SCHEDULE II

INTELLECTUAL PROPERTY AND LICENSES; TRADE NAMES

A.	COPYRIGHTS

1.           Registered Copyrights

2.           Copyright Applications

3.           Copyright Licenses

B.	PATENTS

1.           Registered Patents

2.           Patents Applications

3.           Patents Licenses

C.	TRADEMARKS

1.           Registered Trademarks

2.           Trademark Applications

3.           Trademark Licenses

D.	OTHER INTELLECTUAL PROPERTY AND LICENSES

E.	TRADENAMES

F.	NAME OF, AND EACH TRADENAME USED BY, EACH PERSON FROM WHICH A GRANTOR HAS ACQUIRED ANY SUBSTANTIAL PART OF THE COLLATERAL WITHIN THE PRECEDING FIVE YEARS

Sched. II-1

SCHEDULE III

LOCATIONS OF GRANTORS

LOCATION	Description of Location (state if Location
(i) contains Equipment, Fixtures, Inventory or other Goods
(ii) is chief place of business and
chief executive office, or
(iii) contains Records concerning Accounts
and originals of Chattel Paper)

Sched. III-1

SCHEDULE IV

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITIES ACCOUNTS

Name and Address
of Institution
Maintaining Account                                                      Account Number                                           Type of Account

Sched. IV-1

SCHEDULE V

UCC FINANCING STATEMENTS

UCC Financing Statements have been filed in the jurisdictions below against the Grantors:
Name of Grantor	Secretary of State

Sched. V-1

SCHEDULE VI

COMMERCIAL TORT CLAIMS

Sched. VI-1

SCHEDULE VII

PLEDGED DEBT

Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Sched. VII-1

SCHEDULE VIII

PLEDGED SHARES

Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

Sched. VIII-1

SCHEDULE IX

INSURANCE ASSETS

Sched. IX-1

EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment, dated _________ __, ___, is delivered pursuant to Section 4 of the Pledge and Security Agreement referred to below.  The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated March 19, 2012, as it may heretofore have been or hereafter may be amended, restated, supplemented, modified or otherwise changed from time to time (the "Security Agreement") and that the Promissory Notes or shares listed on this Pledge Amendment shall be hereby pledged and assigned to the Agent and become part of the Pledged Interests referred to in such Pledge Agreement and shall secure all of the Secured Obligations referred to in such Security Agreement.

Pledged Debt
Grantor	Name of Maker	Description	Principal Amount Outstanding as of

Pledged Shares
Grantor	Name of Pledged Issuer	Number of Shares	Percentage of Outstanding Shares	Class	Certificate Number

[GRANTOR]

By:	/s/
Name
Title

U.S. BANK NATIONAL ASSOCIATION, as the Agent:

By:	/s/
Name
Title

Exh. A-1

EXHIBIT B

ASSIGNMENT FOR SECURITY - - [TRADEMARKS] [PATENTS] [COPYRIGHTS]

WHEREAS, ________________ (the "Assignor") [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks")] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents")] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the "Copyrights")];

WHEREAS, the Assignor has entered into a Pledge and Security Agreement, dated March 19, 2012 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Security Agreement"), in favor of U.S. Bank National Association, as the Agent for itself and certain lenders (in such capacity, together with its successors and assigns, if any, the "Assignee"); and

WHEREAS, pursuant to the Security Agreement, the Assignor has assigned to the Assignee and granted to the Assignee for the benefit of the Secured Parties (as defined in the Security Agreement) a continuing security interest in all right, title and interest of the Assignor in, to and under the [Trademarks, together with, among other things, the good-will of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "Collateral"), to secure the payment, performance and observance of the Secured Obligations (as defined in the Security Agreement);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby pledge, convey, sell, assign, transfer and set over unto the Assignee and grants to the Assignee for the benefit of the Assignee and the Lenders a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

The Assignor does hereby further acknowledge and affirm that the rights and remedies of the Assignee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Exh. B-1

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of _____________ __, 201_.

[GRANTOR]

By:	/s/
Name
Title

STATE OF ____________
ss.:
COUNTY OF __________

On this ____ day of _______________, 201_, before me personally came ________________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that s/he is the ________________ of _______________________________________, a ____________________, and that s/he executed the foregoing instrument in the firm name of _______________________________________, and that s/he had authority to sign the same, and s/he acknowledged to me that he executed the same as the act and deed of said firm for the uses and purposes therein mentioned.

Exh. B-2

SCHEDULE A TO ASSIGNMENT FOR SECURITY

[Trademarks and Trademark Applications]
[Patent and Patent Applications]
[Copyright and Copyright Applications]
Owned by ______________________________

Exh. B-3

EXHIBIT C

FORM OF SECURITY AGREEMENT SUPPLEMENT

[Date of Security Agreement Supplement]

U.S. Bank National Association, as Agent
214 North Tryon Street, 26th Floor
Charlotte, NC 28202

Ladies and Gentlemen:

Reference hereby is made to (i) the Financing Agreement, dated as of March 19, 2012 (such agreement, as amended, restated, supplemented, modified or otherwise changed from time to time, including any replacement agreement therefor, being hereinafter referred to as the "Financing Agreement") by and among WMI Holdings Corp., a Washington corporation (the "Borrower", sometimes referred to herein as the "Borrower"), each subsidiary of the Borrower listed as a "Guarantor" on the signature pages thereto (together with each other Person (as defined in the Financing Agreement) that guarantees all or any portion of the Obligations (as defined in the Financing Agreement) from time to time, each a "Guarantor" and collectively, the "Guarantors", and together with the Borrowers, each a "Grantor" and collectively, the "Grantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), and U.S. Bank National Association, a national banking association, in its capacity as Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, if any, the "Agent") and (ii) the Pledge and Security Agreement, dated as of March 19, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), made by the Grantors from time to time party thereto in favor of the Agent.  Capitalized terms defined in the Financing Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Financing Agreement or the Security Agreement.

SECTION 1.                      Grant of Security.  The undersigned hereby grants to the Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral (as defined in the Security Agreement) of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including, without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement.

SECTION 2.                      Security for Obligations.  The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.  Without limiting the generality of the foregoing, each of this Security Agreement Supplement and the Security

Exh. C-1

Agreement secures the payment of all amounts that constitute part of the Secured Obligations and that would be owed by the undersigned to the Agent or any Secured Party under the Loan Documents but for the fact that such Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Grantor.

SECTION 3.                      Supplements to Security Agreement Schedules.  The undersigned has attached hereto supplemental Schedules I through VIII to Schedules I through VIII, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental Schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement, and such supplemental Schedules include all of the information required to be scheduled to the Security Agreement and do not omit to state any information material thereto.

SECTION 4.                      Representations and Warranties.  The undersigned hereby makes each representation and warranty set forth in Section 5 of the Security Agreement (as supplemented by the attached supplemental Schedules) to the same extent as each other Grantor.

SECTION 5.                      Obligations Under the Security Agreement.  The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors.  The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Grantor" or a "Grantor" shall also mean and be a reference to the undersigned.

SECTION 6.                      Governing Law.  This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 7.                      Loan Document.  In addition to and without limitation of any of the foregoing, this Security Agreement Supplement shall be deemed to be a Loan Document and shall otherwise be subject to all of terms and conditions contained in Sections 10.10 and 10.11 of the Financing Agreement, mutatis mutandis.

Very truly yours,
[NAME OF ADDITIONAL GRANTOR]

By:	/s/
Name
Title

Acknowledged and Agreed:
U.S. BANK NATIONAL ASSOCIATION As Agent

By:	/s/
Name
Title